Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  DOMINIX, INC.

                         JADE ENTERTAINMENT GROUP, INC.

                                       AND

                             JADE ACQUISITION CORP.

                                       AND

                          THE PRINCIPAL STOCKHOLDERS OF

                         JADE ENTERTAINMENT GROUP, INC.

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 25, 2003, among Dominix, Inc., a Delaware corporation with principal offices located at 40 Marquette Drive, Smithtown, New York 11787 ("Parent"), Jade Entertainment Group, Inc., a New York corporation with principal offices located at 95 Broadhollow Road, Suite 101, Melville, New York 11747("Jade"), and Jade Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent with principal offices located at 40 Marquette Drive, Smithtown, New York 11787 ("Jade Merger Sub") and the Principal
Stockholders of Jade set forth on the signature pages to this Agreement (collectively the "Principal Stockholders").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the New York Business Corporation Law ("New York Law"), and the terms of that certain letter of intent, as amended dated September 26, 2003 among Parent, Jade, the Principal Stockholders and MarketShare Recovery Inc. (the "LOI"), Parent and Jade, intend to enter into a business combination transaction. The LOI also provides for the Parent to require all of the assets of MarketShare Recovery Inc. in a separate transaction.

         B. Parent has previously made a loan in the principal amount of $50,000 to fund working capital needs of Jade, which loan is secured by all assets of Jade (the "Secured Loan");

         C. The Board of Directors of Jade (i) has determined that the Merger (as defined in Section 1.2 below) is consistent with and in furtherance of the long-term business strategy of Jade and fair to, and in the best interests of, Jade and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, (iv) has determined to recommend that the stockholders of Jade adopt this Agreement and (v) none of the aforesaid actions by the Board of Directors of Jade has been amended, rescinded or modified.

         D. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders,
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has determined to recommend that the stockholders of Parent approve the issuance of shares of Series B preferred stock of the Parent (as defined below) pursuant to the Merger (the "Share Issuance") and (iv) none of the aforesaid actions by the Board of Directors of Parent has been amended, rescinded or modified.

         E. The Board of Directors of the Jade Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Jade Merger Sub and fair to and in the best interests of the Jade Merger Sub and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) has adopted a resolution declaring the Merger advisable.


         F. Contemporaneous with the execution of this Agreement, the Parent is executing that certain Stock Purchase Agreement between the Parent and MarketShare Recovery Inc., a Delaware corporation (the "MarketShare Parent") dated as of November 25, 2003 (the "Market Stock Purchase Agreement"), which provides for the Parent to acquire all of the capital stock of MarketShare Recovery Inc.'s wholly owned subsidiary, MarketShareRecovery, Inc., a New York corporation ("Market"). The principal stockholders of the MarketShare Parent are also the principal stockholders of Jade.




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

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I


                                   THE MERGER

         1.1 The Jade Merger. At the Effective Time (as defined in Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New York Law, Jade Merger Sub shall be merged with and into Jade (the "Merger"), the separate corporate existence of Jade Merger Sub shall cease and Jade shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Jade Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of counsel for the Parent or such other mutually convenient location at a time and date to be specified by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) (the "Certificate of Merger") with the Secretary of State of the State of New York, in accordance with the relevant provisions of New York Law (the times at which the Merger has become fully effective (or such later time as may be agreed in writing by Jade and specified in the Certificate of Merger) is referred to herein as the "Effective Time").

         1.3 Effect of the Merger. (a) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, (i) all the property, rights, privileges, powers and franchises of Jade and Jade Merger Sub shall vest in the Jade Surviving Corporation, and all debts, liabilities and duties of Jade and Jade Merger Sub shall become the debts, liabilities and duties of the Jade Surviving Corporation.

                  (b) Prior to or at the Effective Time, the properties and assets of Jade will be free and clear of any and all encumbrances, charges, claims equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature
(collectively the "Encumbrances"), except for such liabilities, accounts payable, debts, adverse claims, duties, responsibilities and obligations of every kind or nature, whether accrued or unaccrued, known or unknown, direct or indirect, absolute, contingent, liquidated or unliquidated and whether arising under, pursuant to or in connection with any contract, tort, strict liability or otherwise (collectively the "Liabilities") of Jade, that the Jade Surviving Corporation will assume, which Liabilities Parent and Jade have jointly approved and which shall be set forth in Schedule 2.5.



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

         1.4 Certificates of Incorporation; Bylaws. (a) Unless otherwise determined by Jade prior to the Effective Time, at the Effective Time, (i) the Certificate of Incorporation of Jade Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Jade Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the New York Law and the terms of such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Jade Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Jade Entertainment Group, Inc."

                  (b) Unless otherwise determined by Parent prior to the Effective Time, (i) the Bylaws of Jade Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Jade Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with New York Law and the terms of the Certificate of Incorporation of the Jade Surviving Corporation and such By Laws.

         1.5 Jade Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Jade Merger Sub immediately prior to the Effective Time shall be the directors of the Jade Surviving Corporation and at and after the Effective Time, each to hold the office of a director of the Jade Surviving Corporation in accordance with the provisions of New York Law and the Certificate of Incorporation and Bylaws of the Jade Surviving Corporation until their successors are duly elected and qualified.

         1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Jade, Jade Merger Sub or the holders of any of the following securities, the following shall occur:

              (a) Conversion of Jade Common Stock. All of the shares of Common Stock, par value $0.01 per share of Jade (the "Jade Common Stock") issued and outstanding immediately prior to the Effective Time will be automatically converted (subject to Section 1.6 (f)) into (i) 85,000,000 shares of Common Stock, par value $0.001 of Parent (the "Parent Common Stock") plus (ii) 82,167 shares of newly issued Series B preferred stock of the Company (the "Series B Shares"), which Series B Shares shall be convertible into such number of shares of the Parent Common Stock, to assure that on an as converted basis(without counting shares issuable upon the conversion of Restricted Stock Awards relating to 100,000,000 shares), together with the 85,000,000 shares of Parent Common Stock the shareholders of Jade will own fifty (50%) percent of the issued and outstanding shares of the Parent Common Stock immediately following the date of this Agreement (such Parent Common Stock and Series B Shares being referred to in this Agreement as the "Jade Merger Consideration"). If any shares of Jade Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Jade, then the Series B Shares issued in exchange for such shares of Jade Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Series B Shares may accordingly be marked with appropriate legends. The Parent Common Stock and Series B Shares issued to the shareholders of Jade shall be restricted securities as such term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act"). Each certificate for the Parent Common Stock and Series B Shares as well as the Parent Common Stock issuable upon conversion of the Series B Shares shall bear a legend as follows:


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                  "The securities  represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law. The securities may not be offered for sale or sold in the absence of an effective registration statement under the Act and applicable state law, or an opinion of counsel reasonably satisfactory to the Parent, that registration is not required."

A copy of the Certificate of Designation setting forth the terms of the Series B Shares to be issued to the shareholders of Jade is annexed hereto as Exhibit C.

              (b) Calculation of Jade Merger Consideration. For purposes of determining the percentage of the number of shares of Parent Common Stock retained by current shareholders of the Parent, at the time of the Closing, there shall be included in such calculation in addition to the current shareholders' holdings, the Parent Common Stock to be issued to (i) the Parent's holders of its Series A Convertible Preferred Stock, and (ii) the holders of the Parent's convertible debt aggregating approximately $250,000 of the Parent's current liabilities into shares of its Series A Convertible Preferred Stock.

              (c) Cancellation of Jade Stock. Each share of Jade Common Stock held by Jade or any direct or indirect wholly-owned subsidiary of Jade immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Jade Common Stock held by Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

              (d) Jade Warrant. At the Effective Time, the sole outstanding warrant to acquire 50,000 shares of Jade Common Stock (the "Jade Warrant") will be assumed by the Parent and the Warrant will be exercisable into such amount of shares of the Parent as if the Warrant had been exercised immediately prior to the merger. Except as set forth in Section 2.3, Jade does not have any options or warrants outstanding, except the Jade Warrant.

              (e) Capital Stock of Jade Merger Sub. Each share of Common Stock, $0.001 par value per share, of Jade Merger Sub (the "Jade Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Jade Surviving Corporation. Each certificate evidencing ownership of shares of Jade Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Jade Surviving Corporation.

              (f) Adjustments to Jade Merger Consideration. As expeditiously as possible either before or subsequent to the Effective Time, Parent will declare and effect a reverse stock split of the Parent Common Stock in the range of one-for-one hundred fifty (1:150) to one-for-two hundred (1:200) (the "Reverse Stock Split"). The Principal Stockholders hereby irrevocably consent to and shall vote all their shares of Parent Common Stock that they are entitled to vote as a result of their ownership of Parent Common Stock and Series B Shares in favor of the Reverse Stock Split and hereby grant the Parent an irrevocable power of attorney to vote all their shares of such Parent Common Stock in favor of such Reverse Stock Split without any further action of any kind on the part


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of either of the Principal Stockholders. Irrespective of the date upon which the
Reverse Stock Split takes effect, the Jade Merger Consideration as defined below shall be adjusted to reflect the Reverse Stock Split which shall affect all shareholders of the Parent equally. In addition, the Jade Merger Consideration shall be adjusted to reflect appropriately the effect of any forward stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Jade Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Jade Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

                  (g) Fractional Shares. The Parent Common Stock and Series B Shares will be issued, in fractions if necessary, by virtue of the Merger. The Parent Common Stock and upon conversion of the Series B Shares into Parent
Common Stock, fractional shares will be rounded to the nearest whole share of Parent Common Stock.

         1.7 Surrender of Certificates.

              (a) Parent to Provide Series B Shares. Promptly after the Effective Time, Parent shall make available in accordance with this Article I, the Parent Common Stock and Series B Shares issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Jade Common Stock.

              (b) Exchange Procedures. Promptly after the Effective Time, Parent shall mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Jade Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and Series B Shares pursuant to
Section 1.6(a). Upon surrender of Certificates for cancellation to the Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefore certificates representing the number of shares of Parent Common Stock and Series B Shares (or fractions thereof) into which their shares of Jade Common Stock were converted pursuant to
Section 1.6(a) and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock and Series B Shares into which such shares of Jade Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Series B Shares under the (i) Certificate of Designation under which the Series B Shares were issued, (ii)
Certificate of Incorporation or Bylaws of Parent or (iii) under the New York Business Corporation Law).

              (c) Transfers of Ownership. If certificates representing shares of Parent Common Stock and Series B Shares are to be issued in a name other than that in which the Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing Parent Common Stock and Series B Shares in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.



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                    (d)  Required  Withholding.  Each of the Parent and the Jade
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Jade Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                     (e) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Parent, the Jade Surviving Corporation nor any party hereto shall be liable to a holder of Parent Common Stock, Series B Shares or Jade Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8 No Further Ownership Rights in Jade Common Stock. All Parent Common Stock and Series B Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Jade Common Stock. After the Effective Time, there shall be no further registration of transfers on the records of Jade Surviving Corporation of shares of Jade Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Jade Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9  Lost,  Stolen or  Destroyed  Certificates.  In the event  that any
Certificates shall have been lost, stolen or destroyed, the Parent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Parent Common Stock and Series B Shares into which the shares of Jade Common Stock represented by such Certificates were converted pursuant to
Section 1.6(a); provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing Parent Common Stock and Series B Shares require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Jade Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 Tax Treatment. It is intended by the parties hereto that the Merger shall constitute reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Jade Merger being qualified as a reverse triangular merger under
Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws) and with the Jade Merger being qualified as a reorganization described in Sections 368(a)(1)(A) and 368(a)(1)(D) of the Code (and comparable provisions of any applicable state or local laws).



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

         1.11 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, to the extent provided by the New York Business Corporation Law, Parent will not make any payment of Jade Merger Consideration with respect to Jade Common Stock held by any person (each a "Dissenting Stockholder" and collectively, the "Dissenting Stockholders") who elects to demand appraisal of his or her shares and duly and timely complies with all the provisions of the New York Business Corporation Law (the "Appraisal Rights") concerning the right of holders of Jade Common Stock to require appraisal of their shares ("Dissenting Shares"), but such Dissenting Stockholders shall have the right to receive such consideration from Parent as may be determined to be due such Dissenting Stockholders pursuant to the laws of the State of New York, subject to Section 6.2(e) below which provides for the Parent's right to terminate the proposed Merger in the event that the aggregate of any Appraisal Rights exercised by Dissenting Stockholders would require the Parent to make a cash payment in excess of $25,000 to such Dissenting Stockholders in lieu of their right to receive their pro-rata share of the Jade Merger Consideration. If, after the Effective Time, a Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant of the New York Business Corporation Law, each of his or her shares of Jade Common Stock will be deemed to be converted as of the Effective Time into the right to receive the Jade Merger Consideration pursuant to Section 1.6(a).

         Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Jade Surviving Corporation (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Jade, Jade Merger Sub and the officers and directors of Parent, and the Jade Surviving Corporation shall be fully authorized (in the name of Jade Merger Sub, Jade and otherwise) to take all such necessary action.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF JADE AND

                           THE PRINCIPAL STOCKHOLDERS

         Jade and the Principal Stockholders hereby represent and warrant to Parent and the Jade Merger Sub that:

          2.1 Organization and Standing.(a) Jade has been duly formed as a corporation and is validly existing and in good standing under the laws of the State of New York and has the requisite power and authority necessary to own its properties and to conduct its business as presently conducted. Jade is duly qualified to transact business as a corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of Jade. (b) Jade has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Jade, as amended to date, and each such instrument is in full force and effect. Jade is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

          2.2 Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement any right, interest or valid claim against or upon Parent and the Jade Merger Sub for any commission, fee or other compensation as a finder or broker because of any act or omission by either Jade or any of the Principal Stockholders.



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

         2.3 Authorization. Jade and the Principal Stockholders have full right and power to enter into and perform pursuant to this Agreement and this Agreement constitutes Jade and the Principal Stockholders' valid and legally binding obligations, enforceable in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The Principal Stockholders are authorized to sell their shares of Jade Common Stock and to enter into this Agreement. The execution, delivery and performance of this Agreement by Jade and the Principal Stockholders and the consummation by them of the transactions contemplated hereby will not violate or conflict with any provision of any law or contract applicable to Jade or any of the Principal Stockholders.

          2.4 Litigation. There are no suits, investigations, arbitrations, mediations, actions or proceedings pending or threatened against Jade or any of the Principal Stockholders or with respect to any of their properties or assets before any court or governmental authority which, in the aggregate, could reasonably be expected to have a material adverse effect on Jade.

          2.5 Absence of Certain Changes or Events. Since September 30, 2003, the business of Jade has been conducted in the ordinary course and there has not been any material adverse change in the financial condition, results of operations, prospects, properties or business of Jade or any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of Jade's assets, tangible or intangible, except with respect to the incurrence of liability by Jade in connection with the Secured Loan.

         2.6 Employment Agreements. Schedule 2.6 sets forth a true and complete list of all employment agreements with any employee of Jade and all bonus, incentive compensation and related compensation agreements. Jade is not a party to or bound by any collective bargaining agreement.

         2.7 Health Benefit Plans. Jade does not have any other health benefit plans, compensation arrangements and other benefit arrangements covering employees of Jade, including without limitation, any multi-employer plan with the meaning of Section 3(37) of ERISA, employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation sick leave, fringe benefit incentive insurance welfare or similar arrangement.

        2.8 Tax Matters. Jade has filed all tax returns required to be filed by it (subject to permitted extensions) with any state or federal entities and all such tax returns were true, correct and complete when filed. All taxes of Jade have been paid in full, including all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax. Between December 31, 2002 and the Closing Date, Jade has not incurred (or will incur) a tax liability other than a tax liability in the ordinary course of business and in accordance with past custom and practice.

         2.9 Contracts. Schedule 2.9 sets forth a list of all material contracts in which Jade is a party (each a "Contract" and collectively, the "Contracts"). Jade has provided Parent with true, correct and complete copies of the Contracts. With respect to each such Contract: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; and (ii) to the knowledge of Jade and the Principal Stockholders, no party is in default under such Contract and (iii). Except as set forth in Schedule 2.9, there are no written agreements, to which Jade is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to, Jade in excess of $25,000, (ii) are material to the conduct and operations of the Jade's business or properties (including, without limitation, the license of any Intellectual Property to or from Jade), (iii) restrict or materially adversely affect the development, manufacture, sale, marketing or distribution of Jade's products or services, (iv) relating to the employment or compensation of any employee or consultant, (v) of duration of six months or more and not cancelable without penalty by Jade on 30 days or less notice or (vi) relating to the sale, lease, pledge or other disposition of any material assets of or to Jade.

         2.10 Banks. Schedule 2.10 sets forth a complete and correct list setting forth the name of each bank in which Jade has an account, line of credit, credit facility or safe deposit box, the names of all persons authorized to draw thereon or have access thereto and the name of each person holding a power of attorney from Jade.

         2.11 Jade Capital Structure. The authorized capital stock of Jade consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which there were 2,134,341 shares issued and outstanding as of November 10, 2003. No shares of preferred stock are authorized in Jade's Certificate of Incorporation or Bylaws. All outstanding shares of Jade Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Jade, or any agreement or document to which Jade is a party or by which it is bound.

         2.12 Obligations With Respect to Capital Stock. There are no equity securities, partnership interests or similar ownership interests of any class of Jade, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for the Jade Warrant, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Jade is a party or by which it is bound obligating Jade or any to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Jade or obligating Jade to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Jade there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Jade.

         2.13 Jade SEC Filings; Jade Financial Statements. (a) Jade has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for Jade's initial public offering, except that Jade has not filed its report on Form 10-QSB for the periods ending June 30, 2003 and September 30, 2003. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Jade may file subsequent to the date hereof) are collectively referred to herein as the "Jade SEC Reports." As of their respective dates, the Jade SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Jade

SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Attached as Schedule 2.13(b) is (i) Jade's filing on Form 10-KSB for the period ended December 31, 2002 containing the audited consolidated balance sheets of Jade as of December 31, 2002 together with the related consolidated statements of income and cash flows for the fiscal years of Jade then ended December 31, 2002, all certified by Perez-Abreu, Aguerrebere, Sueiro LLC, Jade's independent public accountants whose audit reports thereon are included therewith and (ii) an unaudited consolidated balance sheet of Jade as of September 30, 2003 (the "Jade Balance Sheet"), together with the related statements of income and cash flows for the three month period then ended September 30, 2003 (collectively, the "Jade Financial Statements"). Each of the Jade Financial Statements (including, in each case, any related notes thereto) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and each fairly presents the consolidated financial position of Jade as of the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated. Except as disclosed in the Jade Financial Statements, Jade does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Jade, except liabilities incurred since the date of the Jade Financial Statements in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Jade Material Adverse Effect.

         2.14 Patents and Trademarks. As used in this Agreement, "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, divisionals, substitutions, continuations-in-part, provisionals, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade names, logos, corporate names and Internet domain names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, copyrights, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer programs and software (including data and related documents) including, but not limited to, Jade's proprietary internet search engine software, (vi) all know-how , research information, research data and notebooks and (vii) all other proprietary rights.
Schedule 2.14 contains a complete list of all Intellectual Property registered in Jade's name and material to Jade's business as conducted as of the date hereof (collectively, the "Jade Registered Intellectual Property"), which registrations are valid. Jade's use of Intellectual Property does not constitute an infringement of any third party's rights that could reasonably be expected to result in a Jade Material Adverse Effect. Except as set forth on Schedule 2.8, Jade owns, free and clear of any liens, all right, title and interest to the Jade Registered Intellectual Property. With respect to Intellectual Property, other than the Jade Registered Intellectual Property, used or held for use by

Jade in its business as conducted as of the date hereof (the "Other Intellectual Property"), Jade owns, controls or has a right to use, to the extent necessary to conduct its business in a manner generally consistent with its past practice, such Other Intellectual Property which is material to Jade's business. Except as set forth on Schedule 2.8, Jade is not a party to any outstanding options, licenses or agreements of any kind relating to (i) any Other Intellectual
Property owned by any other person or entity or (ii) the Jade Registered Intellectual Property. Jade has not during the preceding three years received any communications or claims nor, to Jade's knowledge, is there any threatened claim, alleging that Jade has infringed upon, or, by conducting its business as proposed, would infringe upon the intellectual property rights of any other person which such infringement would have a Jade Material Adverse Effect. Except as set forth on Schedule 2.8, to the knowledge of Jade, no third party has interfered with, infringed upon or misappropriated any of Jade's rights to the Jade Registered Intellectual Property or Other Intellectual Property which such interference, infringement or misappropriation would constitute a Jade Material Adverse Effect.


         2.15 Board Approval. The Board of Directors of Jade has, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of Jade and its stockholders, (ii) determined to recommend that the stockholders of Jade adopt this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

         2.16 Disclosure. No representation or warranty of Jade or the Principal Stockholders and no statement in the Schedules submitted by Jade omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF parent and Jade merger sub


         Each of Parent and Jade Merger Sub hereby represents and warrants to Jade that:

          3.1 Organization and Standing.(a) Parent and Jade Merger Sub have each been duly formed as a corporation and is validly existing and in good standing under the laws of the State of Delaware and New York, respectively, and each has the requisite power and authority necessary to own its properties and to conduct its business as presently conducted. Parent and Jade Merger Sub is each duly qualified to transact business as a corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of Parent or Jade Merger Sub.
(b) Parent and Jade Merger Sub have delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Jade Merger Sub, as amended to date, and each such instrument is in full force and effect. Neither Parent nor Jade Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

          3.2 Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement any right, interest or valid claim against or upon Jade and the Principal Stockholders for any commission, fee or other compensation as a finder or broker because of any act or omission by either Parent or Jade Merger Sub.

         3.3 Authorization. Parent and Jade Merger Sub have full right and power to enter into and perform pursuant to this Agreement and this Agreement constitutes Parent and Jade Merger Subs' valid and legally binding obligations, enforceable in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The execution, delivery and performance of this Agreement by Parent and Jade Merger Sub and the consummation by them of the transactions contemplated hereby will not violate or conflict with any provision of any law or contract applicable to Parent and Jade Merger Sub.

         3.4 Litigation. There are no suits, investigations, arbitrations, mediations, actions or proceedings pending or threatened against Parent or the Jade Merger Sub or with respect to any of their properties or assets before any court or governmental authority which, in the aggregate, could reasonably be expected to have a material adverse effect on either Parent or Jade Merger Sub.

         3.5 Absence of Certain Changes or Events. Since September 30, 2003, Parent and Jade Merger Sub have not engaged in any operating business and there has not been any material adverse change in the financial condition, results of operations, prospects, properties or business of either Parent or Jade Merger Sub or any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of either Parent or Jade Merger Sub's assets, tangible or intangible.

         3.6 Employment Agreements. Neither Parent nor Jade Merger Sub has any employees and neither Parent nor Jade Merger Sub is a party to or bound by any collective bargaining agreement.

         3.7 Health Benefit Plans. Neither Parent nor Jade Merger Sub has any health benefit plans, compensation arrangements and other benefit arrangements covering employees of Parent or Jade Merger Sub, including without limitation, any multi-employer plan with the meaning of Section 3(37) of ERISA, employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation sick leave, fringe benefit incentive insurance welfare or similar arrangement.

         3.8 Tax Matters. Parent has either filed all tax returns required to be filed by it (subject to permitted extensions) with any state or federal entities and all such tax returns were true, correct and complete when filed or will file any unfiled tax returns in a reasonable period of time and does not believe there will be any tax amount owed that would have a material adverse affect on Parent. All taxes of Parent have been paid in full, including all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax. Between December 31, 2002 and the Closing Date, Parent has not incurred (or will incur) a tax liability other than a tax liability in the ordinary course of business and in accordance with past custom and practice.

         3.9 Contracts. Schedule 3.9 sets forth a list of all material contracts in which Parent is a party (each a "Contract" and collectively, the "Contracts"). Parent has provided Jade with true, correct and complete copies of the Contracts. With respect to each such Contract: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; and (ii) to the knowledge of Parent, no party is in default under such Contract and (iii). Except as set forth in Schedule 3.9, there are no written agreements, to which Parent is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to, Parent in excess of [$25,000],
(ii) are material to the conduct and operations of Parent's business or properties (including, without limitation, the license of any Intellectual Property to or from Parent), (iii) restrict or materially adversely affect the development, manufacture, sale, marketing or distribution of Parent's products or services, (iv) relating to the employment or compensation of any employee or consultant, (v) of duration of six months or more and not cancelable without penalty by Parent on 30 days or less notice or (vi) relating to the sale, lease, pledge or other disposition of any material assets of or to Parent.

         3.10 Capital Structure. The authorized capital stock of Parent consists of 200,000,000 shares of Common Stock, par value $.001 per share, of which there were approximately 112,140,105 shares issued and outstanding as of September 30, 2003; 4,000,000 shares of Series A Convertible Preferred Stock, par value $.001 per share, of which there were 3,439,999 shares issued and outstanding as of November 25, 2003; 100,000 shares of Series B Convertible Preferred Stock, par value $.001 per share, of which there were no shares issued and outstanding as of September 30, 2003 and 900,000 shares of undesignated and unissued Preferred Stock and 100,000,000 shares of Parent Common Stock granted by the Board of Directors as Restricted Stock Awards to designated individuals but not yet issued. The authorized capital stock of Jade Merger Sub consists of 100 shares of Common Stock, par value $.01 per share, of which there are 100 shares issued and outstanding as of November 18, 2003. All outstanding shares of Parent and Jade Merger Sub are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent and Jade Merger Sub or any agreement or document to which Parent and Jade Merger Sub is a party or by which it is bound.

         3.11 Obligations With Respect to Capital Stock.  Except as set forth in
Section 3.11, there are no equity securities, partnership interests or similar ownership interests of any class of Parent or Jade Merger Sub or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any Subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.11, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement.

         3.12 Parent SEC Filings; Parent Financial Statements. (a) The Parent has filed all forms, reports and documents required to be filed with the SEC. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Parent may file subsequent to the date hereof) are collectively referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.13 Patents and Trademarks. Parent does not have any trademark or copyright registrations and none are required for the conduct of its business.

         3.14 Board Approval. The Board of Directors of Parent and Jade Merger Sub have, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of Parent and its stockholders and Jade Merger Sub, (ii) determined to recommend that the stockholders of Parent adopt this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

         3.15 Disclosure. No representation or warranty of Parent and the Jade Merger Sub and no statement in the Schedules submitted by Parent and Jade Merger Sub omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         3.16 Interim Operations of Jade Merger Sub. The Jade Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business by the Parties. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Jade and Parent and its Subsidiaries shall carry on their respective business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact their present business organization, (ii) keep available the services of each of their present officers and employees, respectively, and (iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

         4.2 Covenants of Jade. Except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Jade shall not do any of the following:

         (a) Except as required by law or pursuant to the terms of the Jade Option Plans in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Except as required by applicable law, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

         (c) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Jade Registered Intellectual Property, or enter into grants to transfer or license to any person future patent rights; provided that in no event shall Jade license on an exclusive basis or sell any Jade Registered Intellectual Property (other than in connection with the abandonment of immaterial Jade Registered Intellectual Property after at least five business days' written notice to Jade);

         (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Jade, except (i) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course of business consistent with past practice by Jade with employees hired after the date hereof), (ii) for the purpose of funding or providing benefits under any Jade Benefit Plans, Jade Option Plans, any other stock option and incentive compensation plans, directors plans, and stock purchase and dividend reinvestment plans in accordance with past practice;

         (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise) other than the issuance, delivery and/or sale of shares of Jade Common Stock (as appropriately adjusted for stock splits and the like) pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement.

         (g) Cause, permit or submit to a vote of Jade's stockholders any amendments to the Jade Charter Documents;

         (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments; provided, that Jade shall not be prohibited from entering into business development deals in the ordinary course of business;

         (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (c) of property or assets which are not material, individually or in the aggregate, to the business of Jade;

         (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Jade, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the loan;

          (k) Except in the ordinary course of business consistent with past practice, materially, and modify, amend or terminate any Jade Contracts disclosed in Schedule 2.9 of the Jade Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Parent;

         (l) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

         (m) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Jade, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

         (n) Communicate, solicit, initiate, encourage or participate in any discussions or negotiations with regard to any proposal to acquire, directly or indirectly, any Jade Common Stock or to invest any funds in Jade, whether such proposal, acquisition, investment or other transaction involves a stock sale, a tender offer, exchange offer, merger or other business combination involving Jade or for the acquisition of a substantial portion of the assets of Jade. Jade shall immediately communicate to Parent the identity of the other party and the initial terms of any proposal it or any of the Principal Stockholders may receive from any other party in respect of any of the above-referenced proposals (each an "Acquisition Proposal"). The Board of Directors of Jade and the Principal Stockholders shall not (i) withdraw or modify or propose to withdraw or modify, their approval of this Agreement, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iv) enter into an agreement to do any of the foregoing.

         (o) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (n) above.

         4.3 Covenants of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its Subsidiaries shall not (i) amend the Parent Charter Documents (other than to change its name, to effect the Reverse-Split and to increase its authorized capital); (ii) split, combine or reclassify its outstanding shares of capital stock; or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its wholly-owned Subsidiaries.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Public Disclosure. Parent and Jade will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties will agree to the text of the joint press release announcing the signing of this Agreement.

         5.2 Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any);
(iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement;
(vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Jade shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Jade to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Parent shall give prompt notice to Jade upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.3 Third Party Consents. On or before the Closing Date, Jade and Parent will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.4 Jade Stock Options. (a) At the Effective Time, the Jade Warrant shall, by virtue of the Merger, be assumed by Parent. The Jade Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) the Jade Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the number of shares of Jade Common Stock that were issuable upon exercise of such Jade Warrant (assuming full vesting), immediately prior to the Effective Time in the same ratio as provided for holders of Jade Common Stock receive the Jade Merger Consideration as set forth in Section 1.6(a) above, (ii) the aggregate exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Jade Warrant will be equal to the exercise price per share of Jade Common Stock at which such Jade Warrant was exercisable immediately prior to the Effective Time and (iii) all vesting period with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the warrant agreement evidencing awards thereunder as a result of the transactions contemplated by this Agreement. At the Effective Time, (x) all references in the related stock warrant agreement to Jade shall be deemed to refer to Parent and (ii) Parent shall assume all of Jade 's obligations with respect to the Jade Warrant as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to the holder of the outstanding Jade Warrant a document evidencing the foregoing assumption by Parent.

         5.5 Parent Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of Parent, as of the Effective Time, to consist of not more than five (5) directors, with two directors designated by the stockholders of Parent existing immediately prior to the Effective Time and two directors (the "Jade Directors") designated by the stockholders of Jade existing immediately following the Effective Time. The remaining director of Parent shall be designated by MarketShare, assuming the consummation of the acquisition of the assets of MarketShare pursuant to the Market Acquisition Agreement. In the event that such acquisition of the assets of MarketShare is not consummated, the stockholders of Parent shall be entitled to designate the remaining director of Parent.

          5.6 Parent Management. At the Effective Time, Raymond Barton shall enter into an Executive Employment Agreement with the Parent in the form and substance attached as Exhibit G-1 as Chief Executive Officer of the Parent, at the Effective Time, Timothy Schmidt shall enter into an Executive Employment Agreement with the Parent in the form and substance attached as Exhibit G-2 as the President of the Parent and at the Effective Time, Alan Cohen shall enter into an Executive Employment Agreement with the Parent in the form and substance attached as Exhibit G-3 as the Chief Financial Officer of the Parent.

          5.7 Non-Disclosure,  Invention Release and Non-Competition Agreements.
(a) Jade shall use its commercially reasonable efforts to cause employees of Jade who will become employees of Parent from and after the Effective Time to enter into Parent's standard form of Non- Disclosure, Invention Release and Non-Competition Agreement prior to the Closing.

         5.8 Conveyance Taxes. Parent, Jade, and Jade Merger Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer and stamp Taxes, (ii) any recording, registration and other fees, and (iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. [The Taxes described in clause (i) shall be paid equally by Jade and Parent].

         5.9 MarketShare Asset Acquisition. It shall not constitute any condition to the consummation of the transactions contemplated by this Agreement that the Parent consummates the acquisition of all of the capital stock of MarketShareRecovery, Inc. pursuant to the MarketShare Stock Purchase Agreement or pursuant to any of the agreement to understanding.

         5.10 SEC Reporting. As soon as practicable after the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Articles of Incorporation and Bylaws of Parent, shall take all necessary action and shall cause its authorized officers to make all the necessary filings with the SEC, for Parent to maintain its status as a reporting company pursuant to
Section 12(g)(1) of the Securities Exchange Act of 1934.]

         5.11 Survival after Closing. All of the covenants and obligations of the parties to this Agreement, which by their terms are to be performed or will become effective after the Closing, including without limitation, those contained in Sections 1.7 and 1.12 and Article V shall survive the Closing.

         5.12 Related Party Transactions; Sarbanes-Oxley. Parent covenants and agrees that, after the Effective Time, it shall establish or reaffirm its corporate policies and procedures to require that (a) all transactions involving Parent and any of its affiliates or related parties be approved by an independent committee of the Board of Directors of Parent and (b) Parent shall comply in all respects with the provisions of the Sarbanes-Oxley Act of 2002("Sarbanes-Oxley") or any similar law adopted to replace Sarbanes-Oxley.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Jade:

              (a) Stockholder Approval. This Agreement shall have been adopted and the Merger shall have been duly approved (i) by the requisite vote under applicable law and the Jade Charter Documents by the stockholders of Jade at a special meeting of stockholders of Jade duly noticed (ii) by the requisite vote under applicable law and the Parent Charter Documents by the stockholders of Parent. The Share Issuance shall have been duly approved by the requisite vote under applicable law and the Articles of Incorporation and Bylaws of Parent by the stockholders of Parent.

              (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

              (c) Schedules. Each of the parties hereto shall have delivered to each other complete and accurate Schedules to this Agreement and such Schedules shall have been approved by the recipient.

              (d) Exhibits. The parties shall mutually agree upon the form and substance of all the agreement attached as Exhibits to this Agreement, which agreements shall be executed and delivered to each other at the Closing Date.

         6.2 Additional Conditions to Obligations of Parent. The obligation of Parent to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

              (a) Representations and Warranties. The representations and warranties of Jade and the Principal Stockholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Parent shall have received a certificate signed on behalf of Jade by the Chief Executive Officer of Jade to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Jade Material Adverse Effect.

              (b) Agreements and Covenants. Jade and Principal Stockholders shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Jade by an authorized officer of Jade.

              (c) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Jade Material Adverse Effect. For purposes of the preceding sentence and Section 6.2(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Jade Material Adverse Effect:

                  (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

                  (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy; and

                  (3) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the healthcare, biotechnology, or services industries.

              (e) Dissenting Stockholders. Dissenting Stockholders, if any, shall have exercised Appraisal Rights which would require the Parent to pay such Dissenting Stockholders an aggregate sum in excess of $25,000 in satisfaction of such Appraisal Rights in lieu of the right of the Dissenting Stockholders to receive the Jade Merger Consideration as provided for in Section 1.6(a).

         6.3 Additional Conditions to the Obligations of Jade. As of the Closing Date, Jade shall have submitted a balance sheet setting forth its assets and liabilities in the form set forth in Schedule 6.3.

                  (a) Representations and Warranties. The representations and warranties of Parent and the Jade Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Jade shall have received a certificate signed on behalf of Parent and the Jade Merger Sub by the Chief Executive Officer of Parent to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect.

                  (b) Agreements and Covenants. Parent and Jade Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Jade shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

                  (c) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:

                   (1) any  litigation  or  threat of  litigation  filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

                  (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy; and

                  (3) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the healthcare, biotechnology, or services industries.

                  (d) Working Capital. Parent shall have available working capital, including any moneys previously provided pursuant to the Loan, of at least $500,000 as of the Closing.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Jade and Jade:

              (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Jade;

              (b) by either Parent or Jade if the Merger shall not have been consummated by December 31, 2003, which date shall be automatically extended for an additional period of up to thirty (30) days, as it may be necessary to obtain the requisite stockholder approval by the stockholders of Parent and Jade (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

              (c) by either Parent or Jade if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger;

         7.2 Fees and Expenses. (a) Except as set forth in this Section 7.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Merger are consummated: As used in this Agreement, "Expenses" shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Merger and the other transactions contemplated hereby.

         7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of Parent and Jade, there shall not be any amendment that by law requires further approval by the stockholders of Parent or Jade without the further approval of such stockholders. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Jade, Parent, and Jade Merger Sub.

         7.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

         8.1 Survival of Terms and Indemnification.

         (A) Survival; Knowledge. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (i) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (ii) all representations and warranties shall survive and continue until twelve (12) months from the Closing (the "Anniversary Date"), except for representations and warranties for which a claim for indemnification hereunder (an "Indemnification Claim") shall be pending as of the Anniversary Date, in which event such representations and warranties shall survive with respect to such Indemnification Claim until the final disposition thereof.

         (B) Indemnification by Jade. Jade and the Principal Stockholders shall indemnify, defend and hold harmless Parent, Jade Merger Sub and each of their officers, directors, employees, shareholders, members, attorneys, accountants, partners, representatives, agents, successors and assigns (each an "Indemnified Party" and collectively, the "Indemnified Parties"), at all times after the date of this Agreement, from and against any liabilities, damages, losses, claims, liens, costs, or expenses (including reasonable attorney's fees) of any nature (any or all of the foregoing are hereinafter referred to as a "Loss") insofar as a Loss or any action in respect thereof, whether now existing or accruing prior to or subsequent to the Closing, which arises out of or is based solely on any express misrepresentation (or alleged express misrepresentation), breach (or alleged breach) of any of the express warranties, express representations or covenants made by Jade in this Agreement and any instrument or document delivered or to be delivered pursuant to this Agreement including any certificate, schedule, document attached hereto or delivered pursuant to this Agreement.

         (C) Indemnification by Parent. Parent shall indemnify, defend and hold harmless Jade, its officers, directors, employees, shareholders, attorneys, accountants, partners, representatives, agents, successors and assigns of Jade (each a "Jade Indemnified Party" and collectively, the "Jade Indemnified Parties"), at all times after the date of this Agreement, from and against any liabilities, damages, losses, claims, liens, costs, or expenses (including reasonable attorney's fees) of any nature (any or all of the foregoing are hereinafter referred to as a "Loss") insofar as a Loss or any action in respect thereof, whether now existing or accruing prior to or subsequent to the Closing, which arises out of or is based on any misrepresentation (or alleged misrepresentation), breach (or alleged breach) of any of the warranties, representations or covenants made by Parent in this Agreement, and instrument or document delivered or to be delivered pursuant to their Agreement including any certificate, schedule, document attached hereto or delivered pursuant to this Agreement.

         (D) Third Party Claims. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for any third party claim, including, but not limited to, any action or proceeding by a third party against any party hereto based upon any contract or tort based claim relating to or arising out of any acts or omissions by any party hereto (a "Claim"):

                  (i) Promptly after receipt by any party hereto of any Claim, such party will, if a Claim with respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party written notice of such Claim, but any failure to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it was prejudiced thereby. Such Indemnifying Party shall have the right, at its option, to settle, compromise or defend, at its own expense and with its own counsel, any such Claim involving the asserted liability of the party seeking such indemnification (the "Indemnified Party"), provided that the Indemnifying Party shall not settle, compromise or consent to the entry of any judgment in any pending or threatened Claim, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld). If the Indemnifying Party fails to assume the defense of such Claim within 30 days of receipt of notice of such Claim, or if at any time the Indemnifying Party shall fail to defend in good faith any such Claim, the Indemnified Party may assume the defense thereof and may employ counsel with respect thereto and all fees and expenses of such counsel shall be paid by the Indemnifying Party and the Indemnified Party may conduct and defend such claim in such manner as it may deem appropriate, subject to the last sentence of this Section. If any Indemnifying Party undertakes to compromise, settle or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against any such asserted liability. The Indemnified Party may appoint, at its own expense, associate counsel to participate in the joint defense of any such matter with respect to which the Indemnifying Party has undertaken the defense, and the Indemnifying Party may appoint, at its own expense, associate counsel to participate in the joint defense of any such matter which the Indemnified Party is defending. No Indemnified Party shall settle, compromise or consent to the entry of any judgment in any pending or threatened Claim, except with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

                  (ii) The sole and exclusive monetary remedy of the parties hereto for any and all Loss, including any Claim, with respect to the transactions contemplated in this Agreement, shall be the indemnity set forth in this
                           Article VIII, as limited by the provisions set forth in this Article VIII. Any claim or request for indemnification not submitted in writing prior to the expiration of the applicable survival period of the warranty or representation provided in this Article VIII on which such Loss or Claim is based shall be deemed to have been waived and no party shall have any further liability with respect thereto.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)      if to Parent or Jade Merger Sub:

                           Dominix, Inc.
                           40 Marquette Drive
                           Smithtown, New York 11787
                           Attention:  Andrew J. Schenker
                           Telecopy No.:

                           with a copy to:
                           Herbert Sommer, Esq.
                           Sommer & Schneider LLP
                           595 Stewart Avenue, Suite 710
                           Garden City, New York 11530
                           Telecopy No.:  516-228-8211

                  (b)      if to Jade and the Principal Stockholder:

                           Jade Entertainment Group, Inc.
                           95 Broadhollow Road, Suite 101
                           Melville, New York 11747
                           Attention: Raymond Barton
                           Telecopy No.:

                           with a copy to:

                           Adam Laufer, Esq.
                           650 West Avenue Suite 1509
                           Miami Beach, Florida 33139
                           f. 305.913.7732


         9.2 Interpretation. (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation. "The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                  (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

                  (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibit and Schedules annexed hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts as described in Section 9.7 below, this being in addition to any other remedy to which they are entitled at law or in equity. [In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.]

         9.7 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Any action, suit or proceeding assign under or related to their agreement shall be brought exclusively in the State or Federal courts of New York in New York County and each of the Parties hereto hereby waives any claim of personal jurisdiction, forum non conversions or otherwise to such exclusive jurisdiction.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


         9.10 Waiver of Jury Trial. EACH OF JADE, THE PRINCIPAL STOCKHOLDERS, PARENT, AND JADE MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF JADE, THE PRINCIPAL STOCKHOLDERS, PARENT, JADE, OR JADE MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[SIGNATURE PAGE TO MERGER AGREEMENT AMONG DOMINIX, INC., JADE ACQUISITION CORP.,
JADE  ENTERTAINMENT  GROUP,  INC.,  AND  THE  PRINCIPAL   STOCKHOLDERS  OF  JADE
ENTERTAINMENT GROUP, INC.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                        DOMINIX, INC.


                                        By: ________________________________
                                        Name: Andrew J. Schenker
                                              Title: President



                                        JADE ACQUISITION CORP.


                                        By: ________________________________
                                            Name: Andrew J. Schenker
                                            Title: President



                                        JADE ENTERTAINMENT GROUP, INC.



                                        By: ________________________________
                                        Name: ______________________________
                                        Title: _____________________________



                                        PRINCIPAL STOCKHOLDERS OF JADE
                                        ENTERTAINMENT GROUP, INC.


                                        RAYMOND BARTON


                                        -----------------------------------

                                        TIMOTHY SCHMIDT

                                        -----------------------------------

                                   FREDDY PROFIT
                                   ------------------------------------


                                   JUSTIN ADAM SINDELMAN

                                   ------------------------------------

                                   ARKIN ASSOCIATES

                                   By:__________________________________
                                   Name:
                                   Title:

                                   ANDREW SCOTT ARKIN

                                   ------------------------------------


                                   MICHAEL BARTON

                                   ------------------------------------



                                   JAVIER CANEDA

                                   ------------------------------------



                                   LOUIS HABEKOST

                                   ------------------------------------



                                   PAUL HABEKOST

                                   ------------------------------------

                                   ISYS GROUP

                                   By:__________________________________
                                      Name:
                                      Title:

                                  ADAM J. LAUFER

                                  ------------------------------------



                                  CHRISTOPHER PEARSON

                                  -----------------------------------


                                  TRIBE COMMUNICATIONS

                                  By:________________________________
                                  Name:
                                  Title:

                            EXHIBITS AND SCHEDULES TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  DOMINIX, INC.
                         JADE ENTERTAINMENT GROUP, INC.
                                       AND
                             JADE ACQUISITION CORP.
                                       AND
                          THE PRINCIPAL STOCKHOLDERS OF
                         JADE ENTERTAINMENT GROUP, INC.

EXHIBIT A:      Form of Series B Preferred Stock

EXHIBIT B:      Certificate of Formation of Newco

EXHIBIT C:      Form of Amended Articles of Incorporation of Parent

EXHIBIT D-1:    Certificates of Incorporation of the Jade Surviving Corporation

EXHIBIT D-2:    Certificates of Incorporation of the Jade Surviving Corporation

EXHIBIT F:      Jade Financial Statements

EXHIBIT G-1:    Form of Executive Employment Agreement for Raymond Barton

EXHIBIT G-2:    Form of Executive Employment Agreement for Timothy Schmidt

EXHIBIT G-3:    Form of Executive Employment Agreement for Alan Cohen

Schedule 2.6:   Jade Employment Agreements

Schedule 2.9:   Jade Material Contracts

Schedule 2.10:  Jade Bank Accounts

Schedule 3.9:   Parent Contracts

Schedule 3.10:  Parent Bank Accounts

Schedule 6.3:   Jade Balance Sheet

                                    EXHIBIT A
                                  DOMINIX, INC.

               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                  OF A SERIES OF PREFERRED STOCK BY RESOLUTION
                      OF THE BOARD OF DIRECTORS DESIGNATING
                      100,000 SHARES OF SERIES B PREFERRED
                             STOCK, $.001 PAR VALUE,
                  AS THE "SERIES B CONVERTIBLE PREFERRED STOCK"


         I, Andrew J. Schenker, President, of DOMINIX, INC., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware ("DGCL"), do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

         NOW, THEREFORE, BE IT RESOLVED:

         1. Designations and Number of Shares. The series of Preferred Stock, par value $.001 per share designated by this resolution shall be the Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock designated hereby shall be 100,000 shares and no more except as provided herein.

         2. Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) subordinate to the outstanding Series A Preferred Stock, (b) senior to any other series of Preferred Stock except as established by the Board of Directors, the terms of which shall specifically provide that such series shall rank prior to the Series B Preferred Stock (any such other securities are referred to herein collectively as the "Senior Securities"), (c) on a parity with any other series of Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series B Preferred Stock (the Series B Preferred Stock and any such other securities are referred to herein collectively as the "Parity Securities"), and
(d) prior to any other equity securities of the Corporation, including the Corporation's common stock, $.001 par value per share (the "Common Stock") (the Common Stock and all of such equity securities of the Corporation to which the Series B Preferred Stock ranks prior are referred to herein collectively as the "Junior Securities").

         3. Liquidation Preference

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $0.075 for each share outstanding ("Stated Value"), plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of outstanding shares of the Series B Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series B Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

         (b) The liquidation payment with respect to each fractional share of the Series B Preferred Stock outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Preferred Stock.

         (c) For the purposes of this Section 3, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or their consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

         4. Conversion

         (a) All the Series B Preferred Stock will be automatically converted into the Corporation's Common Stock upon the filing of an amendment to the Corporation's Certificate of Incorporation with the Secretary of State of Delaware of a reverse split of the Corporation's Common Stock and to increase the number of authorized shares of the Corporation's Common Stock. Until the aforementioned Certificate of Amendment is filed, the Series B Preferred Stock may not be converted.

Number of shares issued upon conversion = Number of Shares of Preferred Stock to be converted x [ ].

         (b)      (i)      In order to complete the  conversion,  the holders of
                           each  share  of  Series  B  Preferred   Stock  to  be
                           converted    shall    surrender    the    certificate
                           representing such share at the office of the transfer agent for the Series B Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common
                           Stock issuable on conversion are to be issued in the same name in which such share of Series B Preferred
                           Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                  (ii) Within three business days after the surrender of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this Section 4.

                  (iii) The conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series B
                           Preferred Stock will upon delivery by duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

         (c) No fraction of a share of Series B Shares will be issued by virtue of the Merger. In lieu thereof any fractional share will be rounded to the nearest whole share of Series B Shares (with .5 being rounded up).

         5. Adjustment in Conversion Ratio.

         The Conversion Ratio shall be adjusted from time to time as follows:

         (a) In case the Corporation shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (v) issue by reclassification of its Common Stock other securities of the Corporation, the Conversion Ratio then in effect immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of shares of Common Stock and other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) When the number of shares of Common Stock or the Conversion Ratio is adjusted as herein provided, the Corporation shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the number of shares of Common Stock and the Conversion Ratio after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

         (c) For the purpose of this Section 5, the following shall apply:

                  (i) The term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Corporation at the date of this Designation or (B) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Holder shall become entitled to receive any securities upon conversion of the Corporation other than shares of Common Stock thereafter the number of such other securities and the Conversion Ratio of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.

                  (d) In the case of any consolidation of the Corporation with or merger of the Corporation into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Corporation, the Corporation or such successor or purchasing Corporation, as the case may be, shall provide that the Holder shall have the right thereafter to the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Holder's Series B Preferred Stock been converted immediately prior to such action. Further, any such agreement shall provide for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (e) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of an outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this subsection (e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  6. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (a) Subject to Section 213 of the Delaware General Corporation Law, each holder of Series B Preferred Stock shall be entitled to cast, at any annual, special or regular meeting or take such action by consent as many votes as such holder would have been able to cast if the holder had converted all of its shares of Series B Preferred Stock into shares of Common Stock, in accordance with Sections 4 and 5 hereof, on the record date set for such action, and the outstanding shares of Common Stock and the Series B Preferred Stock, shall, for purposes of such action, vote as a single class.

                  (b) The affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to a1ter, amend of repeal any of the provisions of this Designation or take any other corporate action, which in any manner would alter, change or otherwise adversely affect in any way the powers, preferences or rights of the Series B Preferred Stock.

         (c)      (i)      The rights of holders of shares of Series B Preferred
                           Stock to take any actions as provided in this Section
                           6 may be exercised, subject to the DGCL at any annual
                           meeting of  shareholders  or at a special  meeting of
                           shareholders  held for such  purpose  as  hereinafter
                           provided  or  at  any   adjournment  or  postponement
                           thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

                           So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request of holders of record of 50% of the outstanding shares of Series B Preferred Stock, addressed to the Secretary of the
                           Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein.

                           The Corporation shall use its best efforts to hold such meeting within twenty, but in any event not later than sixty, days after delivery of such request to the Secretary of the Corporation, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of shareholders.

                  (ii) At each meeting of shareholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single series, to vote as provided in this Section 6 or to take any action, the presence in person or by proxy of the holders of record of one half of the total number of shares of Series B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment or postponement thereof:

                           (A) the absence of a quorum of the holders of shares of Series B Preferred Stock shall not prevent the election of directors and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the taking of any action as provided in this Section 6; and

                           (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                           For the  taking  of any  action as  provided  in this
                           Section 6 by the holders of shares of Series B Preferred Stock each such holder shall have one vote for each share of Series B Preferred Stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next proceeding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

         (d) In exercising the voting rights set forth in this Section 6, each share of Series B Preferred Stock shall have one vote per share.

         7. Amendment of Resolution. The Board of Directors of the Corporation reserves the right by subsequent amendment of this resolution from time to time to decrease the number of shares which constitute the Series B Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation of the Corporation, as amended.

         IN WITNESS WHEREOF, DOMINIX, INC. has caused this certificate to be signed by its President this ____ day of November, 2003.


                                        DOMINIX, INC.



                                        By:
                                           -------------------------------
                                           Andrew J. Schenker, President

                                   EXHIBIT G-1

                                  DOMINIX, INC.
                               40 MARQUETTE DRIVE
                            SMITHTOWN, NEW YORK 11787

                                                             November ___, 2003
Raymond Barton
9 Fowler Lane
Mt. Sinai, New York 11766

Dear Ray:

This letter sets forth the agreement regarding your employment (the "Agreement") with Dominix, Inc. (the "Company"), a Delaware corporation that comprises the businesses of its two recently acquired wholly- owned subsidiaries Jade Entertainment Group, Inc., a New York corporation ("Jade") and MarketShare Recovery, Inc., a New York corporation ("MSR")(the "Business"), upon the terms and conditions set forth herein.

Start Date:                            November ___, 2003

Employment Term: The term will be for a period of three (3) years through November [__], 2006 ("Initial Term") provided that the Initial Term may be automatically extended for up to two (2) additional twelve month periods unless either party gives written notice to the other to not proceed with such renewal at least sixty (60) days prior to the expiration of the then existing term (the "Renewal Term").

         Either the Company or you may terminate your employment during the Initial Term or any Renewal Term for any reason, with or without Cause, provided however, you agree to deliver to the Company written notice of such termination at least one hundred twenty (120) days prior to your last date of employment.

Title and Duties:          You  will  be  employed  in  the  position  of  Chief
                           Executive  Officer of the  Company  working  from the
                           headquarters   of  Jade   presently   located  at  95
                           Broadhollow  Road - Suite  101,  Melville,  New  York
                           11747,  or at such other New York City or Long Island
                           address as the Company shall  designate.  Your duties
                           and  responsibilities  shall be on a full-time  basis
                           and shall be subject,  at all times, to the direction
                           and  supervision of the Company's  Board of Directors
                           ("Board").  Your responsibilities  shall include, but
                           not  limited  to,  using  your  best  efforts  to (i)
                           oversee,  together with executives and consultants of
                           the  Company,  its  parent,  or  its  affiliates  and
                           subsidiaries  in the  structuring  and negotiation of
                           licensing,  sales or related commercial  transactions
                           for Jade and MSR Products;  (ii)  develop,  supervise
                           and execute the overall business  strategy to develop
                           the Jade and MSR Businesses;  (iv) participate in the
                           preparation of financial  budgets and operating plans
                           for the Company,  its parent,  and its affiliates and
                           subsidiaries  along with the  Company's  SEC filings;
                           (v)   participate   in  the   analysis  of  potential
                           acquisition,  joint venture,  merger and similar type
                           of  transactions  for the  Company,  its parent,  and
                           affiliates and subsidiaries;  (vi) participate in the
                           raising  of  capital  for the  Company,  its  parent,
                           affiliates and subsidiaries operations; (v) supervise
                           the  Company,   its  parent,   and   affiliates   and
                           subsidiaries' personnel in the performance of their duties, and (vi) to carry out such other matters of a similar nature as directed by a member of the Company's Board.

Base Salary: During each twelve (12) month period of the Initial Term and any Renewal Term, you will be paid a base salary of $100,000 ("Base Salary"), payable in accordance with the Company's normal payroll practice, which is presently bi-weekly.

Quarterly Bonus: In addition to your Base Salary, during the initial twelve (12) month period of the Initial Term, you will be entitled to receive a performance based bonus ("Quarterly Bonus") calculated and payable on a quarterly basis in arrears, which will be equal to 2% of the Company's consolidated gross revenue derived from the operations of Jade and MSR for the prior calendar quarter, up to a maximum of $20,000 per quarter.

         Quarterly Bonus's earned shall be payable thirty (30) days following the end of the last calendar month of the prior quarter.

Compensation Reviews: Base Salary reviews shall be performed annually on each anniversary of your Start Date. Any increases in Base Salary or cash bonuses, or any continuation of the Quarterly Bonus beyond the initial twelve (12) month period, shall be made in the Company's discretion on the appropriate anniversary date by the independent members of the Company's Board of Directors (or
Compensation Committee if so formed), or by the non-interested members of the Company's Board of Directors if no independent members are elected, pursuant to both the Company's guidelines as they exist from time to time, and the Company's overall financial, as well as your individual, performance.

Severance: In the event that your employment is terminated without Cause by the Company, or you terminate your employment for Cause, you shall be entitled to severance at the rate provided by your Base Salary on the following basis:

                Months employed       months of severance payment
                ---------------       ---------------------------

                0-12                            4
                12-24                           9
                after 24                       12

Benefits:                              You will be  eligible to  participate  in
                                       any management bonus plan and entitled to
                                       such  benefits,   health   insurance  and
                                       vacation which are, or will be,  provided
                                       to  other   senior   executives   of  the
                                       Company.

Expenses:                  You will be reimbursed upon submission of appropriate
                           documentation for all reasonable  expenses  including
                           travel (local and out of town) incurred by you in the
                           performance of your  employment  hereunder,  provided
                           however,  that you shall not incur any such  expenses
                           in excess of $3,000 without the prior written consent
                           of  an   independent   member  of  the  Board  or  an
                           authorized financial officer of the Company.

Termination:               (a) Your employment shall terminate upon the first to
                           occur of the following:

                           (1) The expiration of the Initial Term or any Renewal Term specified above.

                           (2)      Upon  your  (i)  death  or  (ii)   permanent
                                    disability or incapacity.

                           (3) For Cause. The Company shall have the right to terminate your employment upon twenty-four (24) hours' written notice to you For Cause. The grounds for such termination For Cause shall be:

                                          (i) a material, uncured breach of your
                                          agreement  of  employment   hereunder,
                                          including,   but  not   limited  to  a
                                          violation   of  any   non-competition,
                                          non-solicitation   or  confidentiality
                                          provisions hereinafter set forth,

                                          (ii)   Your    arrest    for    fraud,
                                          embezzlement,  bribery,  act of  moral
                                          turpitude  or  any  felonious  offense
                                          (other than  strictly a motor  vehicle
                                          matter, provided that a conviction for
                                          a motor  vehicle  matter  other than a
                                          minor traffic  violation,  constitutes
                                          grounds for termination For Cause); or

                                          (iii)  Your  commission  of any act of
                                          fraud,  dishonesty  or  negligence  in
                                          connection  with  the  performance  of
                                          your  duties  as an  employee  of  the
                                          Company; or

                                          (iv) Your willful and repeated failure
                                          or refusal  (unremedied after five (5)
                                          business days written  notice from the
                                          Company of such failure or refusal) to
                                          perform      your      duties      and
                                          responsibilities as are established by
                                          the  Company's  Board of Directors (or
                                          Audit Committee), from time to time.

                                       (4) Upon  written  notice from either the
                                       Company,   or  you,   which   notice   if
                                       delivered by you shall be received by the
                                       Company no less than one  hundred  twenty
                                       (120)   days   prior   to  the   date  of
                                       termination   and  if  delivered  by  the
                                       Company, shall be received by you no less than thirty (30) days prior to the date of termination.

                                    (b)   Except   as   otherwise    stated   in
                                    "Severance" above, if you are terminated for
                                    Cause,  the  Company  shall  have no further
                                    financial  or  other   obligations   to  you
                                    following the last date of employment.

Agreement Not To Compete:           In  consideration  of the  above,  you agree
                                    that during the Initial  Term or any Renewal
                                    Term, and for twelve (12) months following the expiration of such term or earlier termination of your employment, you shall not either for yourself or on behalf of any other person, partnership, corporation or entity, directly or indirectly or by action in concert with others:

                                    (a)  interfere  with any of the Company's or
                                    its parent, affiliates' or its subsidiaries'
                                    relationships with, or endeavor to employ or
                                    entice  away from the Company or its parent,
                                    affiliates or its  subsidiaries,  any person
                                    who,  at  any  time  on or  after  the  date
                                    hereof,  is or shall be an  employee  of the
                                    Company  or its  parent,  affiliates  or its
                                    subsidiaries or under some other contractual
                                    relationship  with  the  Company,  interfere
                                    with  or  seek  to   adversely   alter   the
                                    Company's or its parent, affiliates or its subsidiaries' relationship with, solicit or divert any supplier, licensee or distributor of the Company or its parent, affiliates or its subsidiaries; or

                                    (b)  seek  or  obtain  employment  with,  or
                                    provide  services  to, any party that has in
                                    the  past   twelve   (12)   months   had  an
                                    agreement,   or  engaged  in  any   business
                                    transaction of a material nature with the Company.

Property Rights:                    With respect to information,  inventions and
                                    discoveries or any interest in any copyright
                                    and/or  property  right  developed,  made or
                                    conceived  of by you,  either  alone or with
                                    others,  at any time during your  employment
                                    by the  Company  and  whether  or not within
                                    working   hours  (and   written  six  months
                                    thereafter) arising out of such employment or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by you) is considering engaging, you agree:

                                    (a) that all  such  information,  inventions
                                    and  discoveries  or  any  interest  in  any
                                    copyright   and/or  other  property   right,
                                    whether or not patented or patentable, shall
                                    be and remain the exclusive  property of the
                                    Company,  whether or not it is  protected or
                                    protectible    under   applicable    patent,
                                    trademark,  service mark, copyright or trade
                                    secret  laws which shall be deemed work made
                                    for hire as defined  in  Section  101 of the
                                    Copyright Act, 15 U.S.C.  Section 101. If it
                                    is  determined  that any such  works are not
                                    works made for hire,  you  hereby  assign to
                                    the  Company  all of your  right,  title and
                                    interest, including all rights of copyright,
                                    patent,  and  other  intellectual   property
                                    rights, to or in such work product;

                                    (b) to disclose  promptly  to an  authorized
                                    representative   of  the  Company  all  such
                                    information, inventions and discoveries or any copyright and/or other property right and all information in your possession as to possible applications and uses thereof;

                                    (c)  not  to  file  any  patent  application
                                    relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company (other than yourself);

                                    (d) that you hereby  waive and  release  any
                                    and all  rights  you may have in and to such
                                    information,  inventions and discoveries and
                                    hereby  assign  to the  Company  and/or  its
                                    nominees  all  of  your  right,   title  and
                                    interest in them and all your  right,  title
                                    and   interest   in   any   patent,   patent
                                    application, copyright or other property right based thereon. You hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as your agent and attorney-in-fact to act for you and in your behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effects as if executed and delivered by you; and

                                    (e)  at the  request  of  the  Company,  and
                                    without  expense  to you,  to  execute  such
                                    documents and perform such other acts as the
                                    Company deems necessary or appropriate,  for
                                    the  Company  to  obtain   patents  on  such
                                    inventions in a jurisdictions designated by the Company, and to assign to the Company or its designees such inventions and any and all patent applications and patents relating thereto.

Confidentiality:                    With respect to the information,  inventions
                                    and  discoveries  referred to above and also
                                    with  respect  to  all  other   information,
                                    whatever  its  nature  and form and  whether
                                    obtained   orally,   by  observation,   from
                                    Materials  (as defined  below) or  otherwise
                                    (except  such  as  is  generally   available
                                    through  publication),  obtained  by you and
                                    relating  to  any  invention,   improvement,
                                    enhancement,   product,  know-how,  formula,
                                    software,   process,   apparatus,    design,
                                    drawings,  codes,  data printouts,  magnetic
                                    tapes and disks,  recordings,  marketing and
                                    sales   programs,   financial   projections,
                                    concept or other creation,  or to any use of
                                    any of them,  or to  materials,  tolerances,
                                    specifications,  costs  (including,  without
                                    limitation,  manufacturing  costs),  pricing
                                    formulae, or to any plans of the Company, or
                                    to any other  trade  secret  or  proprietary
                                    information  of the Company,  related to the
                                    Business  and  operations  of the Company or
                                    the    Company's    customers,     strategic
                                    alliances, licensors, parent, subsidiaries and affiliates, you agree:

                                    (a) to hold all such information, inventions and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an authorized officer of the Company or as may be required by law;

                                    (b) to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons;

                                    (c) to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of your employment duties of the Company; and

                                    (d) upon  termination of your  employment by
                                    the Company,  or at any time upon request of
                                    the Company,  to deliver to it all Materials
                                    (as  defined  below)  and  all   substances,
                                    models,  software,  prototypes  and the like
                                    containing   or   relating   to   any   such
                                    information, invention or discovery, all of which Materials (as defined below) and other things shall be and remain the exclusive property of the Company.

                                    For  purposes  of this  Agreement,  the term
                                    "Materials"  includes,  without  limitation,
                                    letters,    memoranda,    reports,    notes,
                                    notebooks,  books  of  accounts,   drawings,
                                    prints,    marketing   materials,    product
                                    designs, specifications, formulae, software,
                                    data   printouts,    microfilms,    e-mails,
                                    magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries, thereof.

Indemnity:                          You  shall be  indemnified  for all  claims,
                                    liabilities,   damages,  losses,  costs  and
                                    expenses  of any nature,  including  but not
                                    limited  to,  reasonable   attorneys'  fees,
                                    judgments,  settlement,  fines and penalties
                                    that are incurred by you in connection  with
                                    the  performance  of your duties  under this
                                    Agreement  unless the claim or alleged claim
                                    is based in  whole or in part  upon  acts or
                                    omissions   by  you   constituting   willful
                                    misconduct, gross negligence or fraud.

Miscellaneous:                      We  agree  that  it  is  our  intention  and
                                    covenant    that   your    employment    and
                                    performance thereunder be governed by and construed under the laws of the State of New
                                    York concerning contracts to be made and performed wholly within such state, without regard to any conflict of law principles and that any dispute between the parties of any kind shall be adjudicated exclusively in the courts of the State of New York.

                                    (a)  This   letter  sets  forth  the  entire
                                    agreement  regarding your employment and may
                                    not be modified or changed  except by mutual
                                    written    agreement.    Your    obligations
                                    hereunder may not be assigned by you. Your employment agreement is assignable by the Company to a wholly-owned subsidiary or in the event of any sale, merger, or similar transaction by the Company with a third party or a related party.

                                    (b)  You  represent  and  warrant  that  the
                                    execution,  delivery and  performance by you
                                    of   this    Agreement   and   the   matters
                                    contemplated  thereunder  does not, and will
                                    not,  violate,  result  in a breach  of,  or
                                    constitute a default  under any agreement or
                                    arrangement  to which  you are a party.  You
                                    also represent and warrant that you have had
                                    the  opportunity to consult with the counsel
                                    of  your  choice  in  the   negotiation  and
                                    execution of this Agreement and that you are satisfied that you have been adequately and independently represented.

                                    (c) The invalidity of all or any part of any paragraph or subparagraph of this Agreement shall not render invalid the remainder of the Agreement and obligations contemplated hereunder.

                                    (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when together, shall constitute one and the same agreement.

                                    (e) Any notice given  hereunder  shall be in
                                    writing and either  delivered in person,  by
                                    nationally  recognized overnight courier, or
                                    be registered or certified first class mail,
                                    (postage  prepaid,   addressed)  if  to  the
                                    Company  at  Dominix,   Inc.,  40  Marquette
                                    Drive,  Smithtown,  New  York  11787,  attn:
                                    Chairman  of  the  Board  and  (b) if to the
                                    Employee at the address noted above. Notices
                                    delivered  personally  shall be deemed given
                                    as  of  actual  receipt;  notices  sent  via
                                    facsimile transmission shall be deemed given
                                    as of one  business day  following  sender's
                                    receipt from sender's  facsimile  machine of
                                    written    confirmation    of   transmission
                                    thereof; notices sent by overnight courier shall be deemed as given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in notice given to the other party in accordance with this Section
                                    (e).

                                    (f) Each party  shall  fully  indemnify  the
                                    other for all claims, liabilities,  damages,
                                    losses,  costs and  expenses  of any nature,
                                    including  but not  limited  to,  reasonable
                                    attorneys'  fees,   judgments,   settlement,
                                    fines and penalties that are incurred by the
                                    counter-party   arising   out   of   or   in
                                    connection  with  the  performance  of  each
                                    party's  obligations  under  this  Agreement
                                    unless the claim or alleged  claim  resulted
                                    from   the   willful    misconduct,    gross
                                    negligence or fraud of the party claiming indemnification

If the above meets with your understanding, please countersign this Agreement at the lower left to acknowledge your agreement and acceptance with the terms and conditions outlined above and return a signed copy to me at your earliest convenience. We look forward to a long and mutually rewarding relationship.

                                Sincerely,
                                Dominix, Inc.


                                By:
                                   ---------------------------------------------
                                   Andrew J. Schenker, Sole Officer and Director


ACCEPTED AND AGREED TO
THIS ___ day of _________ 2003:


----------------------------------
Raymond Barton

                                   EXHIBIT G-2



                                  DOMINIX, INC.
                               40 MARQUETTE DRIVE
                            SMITHTOWN, NEW YORK 11787
                               November ___, 2003

Timothy Schmidt
52 W Windsor Parkway
Oceanside, NY 11572

Dear Tim:

This letter sets forth the agreement regarding your employment (the "Agreement") with Dominix, Inc. (the "Company"), a Delaware corporation that comprises the businesses of its two recently acquired wholly- owned subsidiaries Jade Entertainment Group, Inc., a New York corporation ("Jade") and MarketShare Recovery, Inc., a New York corporation ("MSR")(the "Business"), upon the terms and conditions set forth herein.

Start Date:                            November ___, 2003

Employment Term: The term will be for a period of three (3) years through November [__], 2006 ("Initial Term") provided that the Initial Term may be automatically extended for up to two (2) additional twelve month periods unless either party gives written notice to the other to not proceed with such renewal at least sixty (60) days prior to the expiration of the then existing term (the "Renewal Term").

         Either the Company or you may terminate your employment during the Initial Term or any Renewal Term for any reason, with or without Cause, provided however, you agree to deliver to the Company written notice of such termination at least one hundred twenty (120) days prior to your last date of employment.

Title and Duties:                   You  will be  employed  in the  position  of
                                    President  of the Company  working  from the
                                    headquarters of Jade presently located at 95
                                    Broadhollow Road - Suite 101, Melville,  New
                                    York  11747,  or at such other New York City
                                    or Long Island  address as the Company shall
                                    designate.  Your duties and responsibilities
                                    shall be on a  full-time  basis and shall be
                                    subject,  at all times, to the direction and
                                    supervision of the Company's Chief Executive
                                    Officer   and   its   Board   of   Directors
                                    ("Board").   Your   responsibilities   shall
                                    include, but not limited to, using your best
                                    efforts to (i)  participate,  together  with
                                    executives  and  consultants of the Company,
                                    its   parent,    or   its   affiliates   and
                                    subsidiaries    in   the   structuring   and
                                    negotiation  of licensing,  sales or related
                                    commercial  transactions  for  Jade  and MSR
                                    Products;  (ii) execute the overall business
                                    strategy   to  develop   the  Jade  and  MSR
                                    Businesses;    (iv)   participate   in   the
                                    preparation   of   financial   budgets   and
                                    operating plans for the Company, its parent,
                                    and its  affiliates and  subsidiaries  along
                                    with  the   Company's   SEC   filings;   (v)
                                    participate  in the  analysis  of  potential
                                    acquisition,   joint  venture,   merger  and
                                    similar   type  of   transactions   for  the
                                    Company,  its  parent,  and  affiliates  and
                                    subsidiaries;   (vi)   participate   in  the
                                    raising  of  capital  for the  Company,  its
                                    parent,    affiliates    and    subsidiaries
                                    operations;  (v)  manage  the  Company,  its
                                    parent,  and  affiliates  and  subsidiaries'
                                    personnel  in  the   performance   of  their
                                    duties, and (vi) to carry out such other matters of a similar nature as directed by a member of the Company's Chief Executive
                                    Officer or a member of the Board.

 Base Salary: During each twelve (12) month period of the Initial Term and any Renewal Term, you will be paid a base salary of $100,000 ("Base Salary"), payable in accordance with the Company's normal payroll practice, which is presently bi-weekly.

Quarterly Bonus: In addition to your Base Salary, during the initial twelve (12) month period of the Initial Term, you will be entitled to receive a performance based bonus ("Quarterly Bonus") calculated and payable on a quarterly basis in arrears, which will be equal to 2% of the Company's consolidated gross revenue derived from the operations of Jade and MSR for the prior calendar quarter, up to a maximum of $20,000 per quarter.

         Quarterly Bonus's earned shall be payable thirty (30) days following the end of the last calendar month of the prior quarter.

Compensation Reviews: Base Salary reviews shall be performed annually on each anniversary of your Start Date. Any increases in Base Salary or cash bonuses, or any continuation of the Quarterly Bonus beyond the initial twelve (12) month period, shall be made in the Company's discretion on the appropriate anniversary date by the independent members of the Company's Board of Directors (or
Compensation Committee if so formed), or by the non-interested members of the Company's Board of Directors if no independent members are elected, pursuant to both the Company's guidelines as they exist from time to time, and the Company's overall financial, as well as your individual, performance.

Severance: In the event that your employment is terminated without Cause by the Company, or you terminate your employment for Cause, you shall be entitled to severance at the rate provided by your Base Salary on the following basis:

            Months employed                    months of severance payment

                0-13                                        4
                12-25                                       9
                after 24                                   12

Benefits:                           You will be eligible to  participate  in any
                                    management  bonus plan and  entitled to such
                                    benefits,   health  insurance  and  vacation
                                    which are, or will be, provided to other senior executives of the Company.

Expenses:                           You will be  reimbursed  upon  submission of
                                    appropriate documentation for all reasonable
                                    expenses  including travel (local and out of
                                    town) incurred by you in the  performance of
                                    your employment hereunder, provided however,
                                    that you shall  not incur any such  expenses
                                    in  excess  of  $1,000   without  the  prior
                                    written   consent  of  the  Chief  Executive
                                    Officer or an authorized financial officer of the Company.

Termination:                        (a) Your employment shall terminate upon the
                                    first to occur of the following:

                                    (3) The expiration of the Initial Term or any Renewal Term specified above.

                                    (4) Upon your (i) death or (ii) permanent disability or incapacity.

                                    (3) For Cause.  The  Company  shall have the
                                    right  to  terminate  your  employment  upon
                                    twenty-four  (24) hours'  written  notice to
                                    you  For  Cause.   The   grounds   for  such
                                    termination For Cause shall be:

                                          (i) a material, uncured breach of your
                                          agreement  of  employment   hereunder,
                                          including,   but  not   limited  to  a
                                          violation   of  any   non-competition,
                                          non-solicitation   or  confidentiality
                                          provisions hereinafter set forth,

                                          (ii)   Your    arrest    for    fraud,
                                          embezzlement,  bribery,  act of  moral
                                          turpitude  or  any  felonious  offense
                                          (other than  strictly a motor  vehicle
                                          matter, provided that a conviction for
                                          a motor  vehicle  matter  other than a
                                          minor traffic  violation,  constitutes
                                          grounds for termination For Cause); or

                                          (iii)  Your  commission  of any act of
                                          fraud,  dishonesty  or  negligence  in
                                          connection  with  the  performance  of
                                          your  duties  as an  employee  of  the
                                          Company; or

                                          (iv) Your willful and repeated failure
                                          or refusal  (unremedied after five (5)
                                          business days written  notice from the
                                          Company of such failure or refusal) to
                                          perform      your      duties      and
                                          responsibilities as are established by
                                          the  Company's  Board of Directors (or
                                          Audit Committee), from time to time.

                                       (4) Upon  written  notice from either the
                                       Company,   or  you,   which   notice   if
                                       delivered by you shall be received by the
                                       Company no less than one  hundred  twenty
                                       (120)   days   prior   to  the   date  of
                                       termination   and  if  delivered  by  the
                                       Company, shall be received by you no less than thirty (30) days prior to the date of termination.

                                    (c)   Except   as   otherwise    stated   in
                                    "Severance" above, if you are terminated for
                                    Cause,  the  Company  shall  have no further
                                    financial  or  other   obligations   to  you
                                    following the last date of employment.

Agreement Not To Compete:           In  consideration  of the  above,  you agree
                                    that during the Initial  Term or any Renewal
                                    Term, and for twelve (12) months following the expiration of such term or earlier termination of your employment, you shall not either for yourself or on behalf of any other person, partnership, corporation or entity, directly or indirectly or by action in concert with others:

                                    (a)  interfere  with any of the Company's or
                                    its parent, affiliates' or its subsidiaries'
                                    relationships with, or endeavor to employ or
                                    entice  away from the Company or its parent,
                                    affiliates or its  subsidiaries,  any person
                                    who,  at  any  time  on or  after  the  date
                                    hereof,  is or shall be an  employee  of the
                                    Company  or its  parent,  affiliates  or its
                                    subsidiaries or under some other contractual
                                    relationship  with  the  Company,  interfere
                                    with  or  seek  to   adversely   alter   the
                                    Company's or its parent, affiliates or its subsidiaries' relationship with, solicit or divert any supplier, licensee or distributor of the Company or its parent, affiliates or its subsidiaries; or

                                    (b)  seek  or  obtain  employment  with,  or
                                    provide  services  to, any party that has in
                                    the  past   twelve   (12)   months   had  an
                                    agreement,   or  engaged  in  any   business
                                    transaction of a material nature with the Company.

Property Rights:                    With respect to information,  inventions and
                                    discoveries or any interest in any copyright
                                    and/or  property  right  developed,  made or
                                    conceived  of by you,  either  alone or with
                                    others,  at any time during your  employment
                                    by the  Company  and  whether  or not within
                                    working   hours  (and   written  six  months
                                    thereafter) arising out of such employment or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by you) is considering engaging, you agree:

                                    (a) that all  such  information,  inventions
                                    and  discoveries  or  any  interest  in  any
                                    copyright   and/or  other  property   right,
                                    whether or not patented or patentable, shall
                                    be and remain the exclusive  property of the
                                    Company,  whether or not it is  protected or
                                    protectible    under   applicable    patent,
                                    trademark,  service mark, copyright or trade
                                    secret  laws which shall be deemed work made
                                    for hire as defined  in  Section  101 of the
                                    Copyright Act, 15 U.S.C.  Section 101. If it
                                    is  determined  that any such  works are not
                                    works made for hire,  you  hereby  assign to
                                    the  Company  all of your  right,  title and
                                    interest, including all rights of copyright,
                                    patent,  and  other  intellectual   property
                                    rights, to or in such work product;

                                    (b) to disclose  promptly  to an  authorized
                                    representative   of  the  Company  all  such
                                    information, inventions and discoveries or any copyright and/or other property right and all information in your possession as to possible applications and uses thereof;

                                    (c)  not  to  file  any  patent  application
                                    relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company (other than yourself);

                                    (d) that you hereby  waive and  release  any
                                    and all  rights  you may have in and to such
                                    information,  inventions and discoveries and
                                    hereby  assign  to the  Company  and/or  its
                                    nominees  all  of  your  right,   title  and
                                    interest in them and all your  right,  title
                                    and   interest   in   any   patent,   patent
                                    application, copyright or other property right based thereon. You hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as your agent and attorney-in-fact to act for you and in your behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effects as if executed and delivered by you; and

                                    (e)  at the  request  of  the  Company,  and
                                    without  expense  to you,  to  execute  such
                                    documents and perform such other acts as the
                                    Company deems necessary or appropriate,  for
                                    the  Company  to  obtain   patents  on  such
                                    inventions in a jurisdictions designated by the Company, and to assign to the Company or its designees such inventions and any and all patent applications and patents relating thereto.

Confidentiality:                    With respect to the information,  inventions
                                    and  discoveries  referred to above and also
                                    with  respect  to  all  other   information,
                                    whatever  its  nature  and form and  whether
                                    obtained   orally,   by  observation,   from
                                    Materials  (as defined  below) or  otherwise
                                    (except  such  as  is  generally   available
                                    through  publication),  obtained  by you and
                                    relating  to  any  invention,   improvement,
                                    enhancement,   product,  know-how,  formula,
                                    software,   process,   apparatus,    design,
                                    drawings,  codes,  data printouts,  magnetic
                                    tapes and disks,  recordings,  marketing and
                                    sales   programs,   financial   projections,
                                    concept or other creation,  or to any use of
                                    any of them,  or to  materials,  tolerances,
                                    specifications,  costs  (including,  without
                                    limitation,  manufacturing  costs),  pricing
                                    formulae, or to any plans of the Company, or
                                    to any other  trade  secret  or  proprietary
                                    information  of the Company,  related to the
                                    Business  and  operations  of the Company or
                                    the    Company's    customers,     strategic
                                    alliances, licensors, parent, subsidiaries and affiliates, you agree:

                                    (a) to hold all such information, inventions and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an authorized officer of the Company or as may be required by law;

                                    (b) to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons;

                                    (c) to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of your employment duties of the Company; and

                                    (d) upon  termination of your  employment by
                                    the Company,  or at any time upon request of
                                    the Company,  to deliver to it all Materials
                                    (as  defined  below)  and  all   substances,
                                    models,  software,  prototypes  and the like
                                    containing   or   relating   to   any   such
                                    information, invention or discovery, all of which Materials (as defined below) and other things shall be and remain the exclusive property of the Company.

                                    For  purposes  of this  Agreement,  the term
                                    "Materials"  includes,  without  limitation,
                                    letters,    memoranda,    reports,    notes,
                                    notebooks,  books  of  accounts,   drawings,
                                    prints,    marketing   materials,    product
                                    designs, specifications, formulae, software,
                                    data   printouts,    microfilms,    e-mails,
                                    magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries, thereof.

Indemnity:                          You  shall be  indemnified  for all  claims,
                                    liabilities,   damages,  losses,  costs  and
                                    expenses  of any nature,  including  but not
                                    limited  to,  reasonable   attorneys'  fees,
                                    judgments,  settlement,  fines and penalties
                                    that are incurred by you in connection  with
                                    the  performance  of your duties  under this
                                    Agreement  unless the claim or alleged claim
                                    is based in  whole or in part  upon  acts or
                                    omissions   by  you   constituting   willful
                                    misconduct, gross negligence or fraud.

Miscellaneous:                      We  agree  that  it  is  our  intention  and
                                    covenant    that   your    employment    and
                                    performance thereunder be governed by and construed under the laws of the State of New
                                    York concerning contracts to be made and performed wholly within such state, without regard to any conflict of law principles and that any dispute between the parties of any kind shall be adjudicated exclusively in the courts of the State of New York.

                                    (g)  This   letter  sets  forth  the  entire
                                    agreement  regarding your employment and may
                                    not be modified or changed  except by mutual
                                    written    agreement.    Your    obligations
                                    hereunder may not be assigned by you. Your employment agreement is assignable by the Company to a wholly-owned subsidiary or in the event of any sale, merger, or similar transaction by the Company with a third party or a related party.

                                    (h)  You  represent  and  warrant  that  the
                                    execution,  delivery and  performance by you
                                    of   this    Agreement   and   the   matters
                                    contemplated  thereunder  does not, and will
                                    not,  violate,  result  in a breach  of,  or
                                    constitute a default  under any agreement or
                                    arrangement  to which  you are a party.  You
                                    also represent and warrant that you have had
                                    the  opportunity to consult with the counsel
                                    of  your  choice  in  the   negotiation  and
                                    execution of this Agreement and that you are satisfied that you have been adequately and independently represented.

                                    (i) The invalidity of all or any part of any paragraph or subparagraph of this Agreement shall not render invalid the remainder of the Agreement and obligations contemplated hereunder.

                                    (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when together, shall constitute one and the same agreement.

                                    (k) Any notice given  hereunder  shall be in
                                    writing and either  delivered in person,  by
                                    nationally  recognized overnight courier, or
                                    be registered or certified first class mail,
                                    (postage  prepaid,   addressed)  if  to  the
                                    Company  at  Dominix,   Inc.,  40  Marquette
                                    Drive,  Smithtown,  New  York  11787,  attn:
                                    Chairman  of  the  Board  and  (b) if to the
                                    Employee at the address noted above. Notices
                                    delivered  personally  shall be deemed given
                                    as  of  actual  receipt;  notices  sent  via
                                    facsimile transmission shall be deemed given
                                    as of one  business day  following  sender's
                                    receipt from sender's  facsimile  machine of
                                    written    confirmation    of   transmission
                                    thereof; notices sent by overnight courier shall be deemed as given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in notice given to the other party in accordance with this Section
                                    (e).

                                    (l) Each party  shall  fully  indemnify  the
                                    other for all claims, liabilities,  damages,
                                    losses,  costs and  expenses  of any nature,
                                    including  but not  limited  to,  reasonable
                                    attorneys'  fees,   judgments,   settlement,
                                    fines and penalties that are incurred by the
                                    counter-party   arising   out   of   or   in
                                    connection  with  the  performance  of  each
                                    party's  obligations  under  this  Agreement
                                    unless the claim or alleged  claim  resulted
                                    from   the   willful    misconduct,    gross
                                    negligence or fraud of the party claiming indemnification

If the above meets with your understanding, please countersign this Agreement at the lower left to acknowledge your agreement and acceptance with the terms and conditions outlined above and return a signed copy to me at your earliest convenience. We look forward to a long and mutually rewarding relationship.


                                 Sincerely,
                                 Dominix, Inc.



                                 By:
                                   -----------------------------------------
                                   Andrew J. Schenker, Sole Officer and Director

ACCEPTED AND AGREED TO
THIS ___ day of _________ 2003:



 ----------------------------
Timothy Schmidt